                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                              JOHN HANCOCK FUNDS II
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

                              JOHN HANCOCK FUNDS II
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                                                   June 15, 2010

Dear Shareholder:

          Enclosed is the Information Statement of John Hancock Funds II ("JHF II") regarding a new subadvisory agreement with Columbia Management Investment Advisers, LLC ("Columbia') (formerly known as RiverSource Investments, LLC) for the JHF II Value & Restructuring Fund (the "fund"). Columbia succeeded the fund's prior subadviser, Columbia Management Advisors, LLC ("CMA"), effective May 1, 2010.

          The Board of Trustees of JHF II approved the new subadvisory agreement with Columbia in anticipation of the acquisition by its parent entity, Ameriprise Financial, Inc. ("Ameriprise"), of the long-term asset management business of Columbia Management Group, LLC and certain of its affiliates, including CMA, from Bank of America, N.A. and Bank of America Corporation, CMA's indirect parent entity. The closing of this transaction, which took place on April 30, 2010, caused the prior subadvisory agreement with CMA to terminate. The new subadvisory agreement with Columbia is not expected to result in any reduction in the level or quality of subadvisory services provided to, or any increase in the advisory or subadvisory fee rates for, the fund. In addition, the CMA portfolio managers for the fund are expected to continue to manage the fund as employees of Columbia.

          PLEASE NOTE THAT JHF II IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT YOU VOTE OR SEND A PROXY, WITH RESPECT TO THE NEW SUBADVISORY AGREEMENT. The enclosed Information Statement provides information about the new subadvisory agreement and Columbia.

          If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.

                                        Sincerely,


                                        /s/ THOMAS M. KINZLER

                                        Thomas M. Kinzler
                                        Secretary
                                        John Hancock Funds II

                              JOHN HANCOCK FUNDS II
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                   ----------

                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                       FOR THE VALUE & RESTRUCTURING FUND

                                   ----------

                                  INTRODUCTION

          This Information Statement provides notice of and information regarding a new subadvisory agreement for the Value & Restructuring Fund (sometimes referred to herein as the "fund"), one of the separate series or funds of John Hancock Funds II ("JHF II"). It is first being mailed to shareholders of the fund on or about June 15, 2010.

          JHF II. JHF II is a no-load, open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of JHF II are divided into separate series or funds.

          INVESTMENT MANAGEMENT. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser to JHF II and the fund. Pursuant to an investment advisory agreement with JHF II, the Adviser is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisers that manage the investment of the assets of the JHF II funds pursuant to subadvisory agreements with the Adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

          THE DISTRIBUTOR. John Hancock Funds, LLC (the "Distributor") serves as JHF II's distributor.

          The offices of the Adviser and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

          Pursuant to an order received from the Securities and Exchange Commission ("SEC"), the Adviser is permitted to appoint a new subadviser for a fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval, provided that the subadviser is not an affiliate of the Adviser. Because the new subadvisory arrangements described in this Information Statement do not involve a subadviser that is affiliated with the Adviser for purposes of the SEC order, JHF II IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT SHAREHOLDERS VOTE OR SEND A PROXY, WITH RESPECT TO THIS SUBADVISER CHANGE.

          ANNUAL AND SEMI-ANNUAL REPORTS. JHF II will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please call JHF II at 1-800-225-5291.

                            NEW SUBADVISORY AGREEMENT
                       FOR THE VALUE & RESTRUCTURING FUND

          At its meeting held on March 17-19, 2010, the Board of Trustees of JHF II (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of JHF II or the Adviser (the "Independent Trustees"), approved a new subadvisory agreement appointing Columbia Management Investment Advisers, LLC ("Columbia") (formerly known as RiverSource Investments, LLC ("RiverSource")) as the new subadviser for the Value & Restructuring Fund, replacing its former subadviser, Columbia Management Advisors, LLC ("CMA"). The new subadvisory agreement with Columbia became effective on May 1, 2010, and the prior subadvisory agreement with CMA terminated on April 30, 2010.

          The new subadvisory agreement with Columbia is not expected to result in any reduction in the level or quality of subadvisory services provided to, or any increase in the advisory or subadvisory fee rates for, the fund. In addition, following the "Transaction" described below, the former CMA portfolio managers for the fund are expected to continue to manage the fund as employees of Columbia.

          The new subadvisory agreement with Columbia is dated May 1, 2010. The prior subadvisory agreement with CMA, dated May 30, 2008, was most recently approved by the Board (including a majority of the Independent Trustees) at its May 28-29, 2009 meeting in connection with its annual review and continuance of such agreements.

                                 THE TRANSACTION

          Effective April 30, 2010, Bank of America, N.A. and Bank of America Corporation (collectively, "BofA"), the indirect parent company of CMA, sold a portion of the asset management business of Columbia Management Group, LLC ("CMG"), including its affiliate CMA, to Ameriprise Financial, Inc. ("Ameriprise"), a publicly traded financial services company and the parent company of Columbia (the "Transaction"). The Transaction included the sale of that part of the asset management business of CMG that advises long-term mutual funds, including the Value & Restructuring Fund. The closing of the Transaction resulted in the assignment and, pursuant to provisions of the 1940 Act, termination of the prior subadvisory agreement for the fund with CMA. In anticipation of this termination, and taking into account the Adviser's recommendation that a subadvisory agreement for the fund with Columbia would provide continuity of investment management and would be in the best interest of the fund's shareholders, the Board approved the new subadvisory agreement with Columbia.

          The expenses of the preparation and mailing of this Information Statement are being paid by BofA and Ameriprise.

                                    COLUMBIA

          Columbia is a Minnesota limited liability company that is registered as an investment adviser under the Advisers Act. It offers a full spectrum of investment advisory and other services to domestic and international retail, business, and institutional investors. As of December 31, 2009, Columbia had assets under management of approximately $148.8 billion. Columbia's principal offices are located at 200 Ameriprise Financial Center, Minneapolis, MN 55402.

          In the Transaction, Ameriprise acquired from BofA the "Columbia" brand, and RiverSource changed its name to Columbia. It is expected that, after the Transaction, the principal offices of the combined Columbia and CMA operations will be in Boston.

          Columbia has served as the subadviser to the Mid Cap Value Equity Fund and the John Hancock Trust ("JHT") Mid Cap Value Equity Trust since 2006. Effective May 1, 2010, it also became the subadviser to the JHT Value & Restructuring Trust.

                            NEW SUBADVISORY AGREEMENT

          Under the new subadvisory agreement with Columbia, as under the prior subadvisory agreement with CMA, the subadviser manages the day-to-day investment and reinvestment of the assets of the fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

          The terms of the prior and new subadvisory agreements are substantially similar and are the same with respect to subadviser compensation. The terms of the agreements, including certain differences, are described below under "Description of Prior and New Subadvisory Agreements."

          Subadviser Compensation. As compensation for their services under the new and prior subadvisory agreements, Columbia is paid, and CMA was paid, a subadvisory fee. SUBADVISORY FEES ARE PAID BY THE ADVISER, NOT BY THE FUND.

          Under both agreements, the fee is determined by applying the daily equivalent of an annual fee rate to the net assets of the fund. This annual rate is calculated each day by applying the annual percentage rates (including breakpoints) in the table below to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. "Aggregate Net Assets" include the net assets of the fund and of the JHT Value & Restructuring Trust, but only for the period during which the subadviser to the fund also serves as the subadviser to the JHT fund.

          The following table sets forth the schedule of the annual percentage rates of the subadvisory fee for the fund under the new and prior subadvisory agreements. As indicated, the rates are the same under both agreements.

             SUBADVISORY FEES - NEW AND PRIOR SUBADVISORY AGREEMENTS
                     (Rates Applied to Aggregate Net Assets)

First $500 million   Next $500 million   Excess Over $1 billion
------------------   -----------------   ----------------------
      0.375%              0.350%                 0.325%

          For the fiscal year ended August 31, 2009, the Adviser paid CMA a subadvisory fee of approximately $1,484,028 with respect to the Value & Restructuring Fund. If the new agreement with Columbia had been in effect for that period, the subadvisory fee would have been the same.

                BOARD CONSIDERATION OF NEW SUBADVISORY AGREEMENT

          The Board, including the Independent Trustees, is responsible for approving the Adviser's selection of fund subadvisers and approving the funds' subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates JHF II's subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for JHF II and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board with respect to each fund are:

     1. the nature, extent and quality of the services to be provided by the subadviser to the fund;

     2.   the investment performance of the fund and its subadviser;

     3. the extent to which economies of scale would be realized as a fund grows and whether fee levels reflect these economies of scale for the benefit of fund shareholders;

     4. the costs of the services to be provided and the profits to be realized by the subadviser from its relationship with JHF II; and

     5.   comparative services rendered and comparative subadvisory fee rates.

          With respect to its evaluation of subadvisory agreements with entities that are not affiliated with the Adviser, the Board believes that, in view of JHF II's "manager-of-managers" advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with JHF II, generally, are not a material factor in the Board's consideration of these subadvisory agreements because such fees are paid to subadvisers by the Adviser and not by the funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arm's-length.

          In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of JHF II, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

          In making its determination and with reference to the factors that it considers, the Board reviews:

     1. information relating to the subadviser's business, including current subadvisory services to JHF II (and other funds in the John Hancock family of funds);

     2. the performance of the fund and the performance of other JHF II and JHT funds managed by the subadviser;

     3.   the subadvisory fee for the fund, including any breakpoints; and

     4. information relating to the nature and scope of Material Relationships and their significance to the Adviser and the subadviser.

          At the March 17-19, 2010 meeting, the Board also considered information presented by the Adviser and Columbia regarding the Transaction as well as the Adviser's recommendation that the new subadvisory agreement with Columbia would provide continuity of investment management and would be in the best interest of the fund's shareholders. Particular considerations of the Board in approving the new subadvisory agreement for the Value & Restructuring Fund included the following:

          1. Columbia has demonstrated skills as a manager, is currently the subadviser to the Mid Cap Value Equity Fund and the JHT Mid Cap Value Equity Trust and may be expected to provide a high quality of investment management services and personnel to the Value & Restructuring Fund.

          2. The portfolio managers for the Value & Restructuring Fund prior to the Transaction are expected to continue to manage the fund as employees of Columbia following the Transaction.

          3. The subadvisory fee rates with respect to the Value & Restructuring Fund under the new subadvisory agreement are (i) the product of arm's-length negotiation between the Adviser and Columbia, (ii) within industry norms and
(iii) the same as the subadvisory fee rates under the prior subadvisory agreement. In addition, the subadvisory fee is paid by the Adviser and not by the Value & Restructuring Fund.

                     ADDITIONAL INFORMATION ABOUT COLUMBIA

          MANAGEMENT. Columbia is a wholly owned subsidiary of Ameriprise. Ameriprise's principal offices are located at 1099 Ameriprise Financial Center, Minneapolis, MN 55474. Columbia's principal executive officers and directors and the principal occupation of each are shown below. The address of each such person is c/o Columbia Management Investment Advisers, LLC, 200 Ameriprise Financial Center, Minneapolis, MN 55402. Columbia currently maintains its principal offices in Minnesota, but after the close of the Transaction, the combined firm's principal offices are expected to be in Boston.

NAME                                      PRINCIPAL OCCUPATION
----                   --------------------------------------------------------
Michael A. Jones       Director and President, Columbia (formerly, President of
                       CMA) and Columbia Management Investment Distributors,
                       Inc. Mr. Jones also serves as Vice President of the
                       RiverSource Funds.

NAME                                      PRINCIPAL OCCUPATION
----                   ---------------------------------------------------------
Colin Moore            Chief Investment Officer of Columbia (formerly, Chief
                       Investment Officer of CMA). Mr. Moore also serves as Vice
                       President of the RiverSource Funds.

Robert McConnaughey    Managing Director and Head of Equities for Columbia
                       (formerly, Managing Director and head of equity for CMA).

Colin J. Lundgren      Senior Vice President and Head of Fixed Income for
                       Columbia.

Brian J. McGrane       Senior Vice President and Chief Financial Officer of
                       Columbia. Mr. McGrane is also Senior Vice President and
                       Lead Financial Officer for Ameriprise.

Scott R. Plummer       Vice President, Chief Legal Officer and Assistant
                       Secretary of Columbia. Mr. Plummer is also Vice President
                       and Lead Chief Counsel, Asset Management, for Ameriprise,
                       Vice President, Chief Counsel and Assistant Secretary of
                       Columbia Management Investment Distributors, Inc., Chief
                       Counsel of RiverSource Distributors, Inc. and Vice
                       President, General Counsel and Secretary of the
                       RiverSource Funds and Ameriprise Certificate Company.

William F. Truscott    Chairman of the Board of Columbia. Mr. Truscott is also
                       Chief Executive Officer, U.S. Asset Management and
                       President - Annuities, of Ameriprise, Director of
                       Columbia Management Investment Distributors, Inc.,
                       Chairman of the Board and Chief Executive Officer of
                       RiverSource Distributors and Director, President and
                       Chief Executive Officer of the Ameriprise Certificate
                       Company. Mr. Truscott also serves as a Board Member and
                       Vice President of the RiverSource Funds.

Linda J. Wondrack      Vice President and Chief Compliance Officer (CCO) of
                       Columbia (formerly, CCO of CMA). Ms. Wondrack also serves
                       as Chief Compliance Officer of the RiverSource Funds.

Amy K. Johnson         Senior Vice President and Chief Operating Officer of
                       Columbia. Ms. Johnson also serves as Vice President of
                       the RiverSource Funds.

Beth Ann Brown         Director and Senior Vice President - Intermediary
                       Distribution Asset Management of Columbia.

J. Kevin Connaughton   Senior Vice President and General Manager, Mutual Fund
                       Products, of Columbia. Mr. Connaughton also serves as
                       President of the RiverSource Funds.

Jeffrey F. Peters      Senior Vice President and Head of Institutional
                       Distribution of Columbia.

Todd White             Senior Vice President and Head of Alternative and
                       Absolute Return Investments of Columbia.

Christopher Thompson   Senior Vice President and Head of Investment Products and
                       Marketing of Columbia.

Amy Unckless           Director, Senior Vice President and Chief Administrative
                       Officer of Columbia.

          OTHER INVESTMENT COMPANIES ADVISED OR SUBADVISED BY COLUMBIA. Columbia currently acts as adviser or subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Value & Restructuring Fund. The table below also states the approximate size of each such fund as of December 31, 2009 and the current advisory or subadvisory fee rates for each fund as a percentage of average daily net assets.

                                                    NET ASSETS                      ADVISORY OR
FUND                                              AS OF 12/31/09                SUBADVISORY FEE RATE
----                                              --------------   ----------------------------------------------
John Hancock Trust - Value & Restructuring        $  297,776,449   0.375% of the first $500 million;
   Trust (1)                                                       0.350% of the next $500 million; and
                                                                   0.325% of the excess over $1 billion. (2)
Columbia Value and Restructuring Fund (1)         $7,101,957,862   0.60% of the first $10 billion; and
                                                                   0.43% of the excess over $10 billion (3)
Columbia Value and Restructuring Fund, Variable   $    4,285,990   0.60%(4)
   Series (1)
RiverSource Disciplined LargeCap Value Fund       $  280,126,797   0.600% of the first $1 billion;
                                                                   0.575% of the next $1 billion;
                                                                   0.550% of the next $1 billion;
                                                                   0.525% of the next $3 billion;
                                                                   0.500% of the next $1.5 billion;
                                                                   0.485% of the next $2.5 billion;
                                                                   0.470% of the next $5 billion;
                                                                   0.450% of the next $5 billion;
                                                                   0.425% of the next $4 billion;
                                                                   0.400% of the next $26 billion; and
                                                                   0.375% of the excess over $50 billion. (5) (6)

----------
(1)  Columbia commenced managing each of the funds effective May 1, 2010.

(2) The subadvisory fee is determined on the basis of the Aggregate Net Assets of the JHT Value & Restructuring Trust and the JHF II Value & Restructuring Fund.

(3) Columbia has voluntarily agreed to reimburse a portion of the fund's expenses so that the fund's ordinary operating expenses (excluding any distribution and service fees, brokerage commissions, interest, taxes and extraordinary expenses, but including custodian charges related to overdrafts, if any), after giving effect to any balance credits from the fund's custodian, do not exceed 1.00% of the fund's average daily net assets on an annualized basis. Columbia, in its discretion, may revise or discontinue this arrangement at any time.

(4) Pursuant to a contractual agreement that terminated on May 1, 2010, Columbia agreed to bear a portion of the fund's expenses so that the fund's ordinary operating expenses (excluding any distribution and service fees, brokerage commissions, interest, taxes, and extraordinary expenses, but including custodian charges relating to overdrafts, if any), after giving effect to any balance credits from the fund's custodian, would not exceed the annual rate of 0.86% of the fund's average daily net assets. Columbia is entitled to recover from the fund any fees waived and/or expenses reimbursed for a three year period following the date of such fee waiver and/or expense reimbursement under this arrangement if such recovery does not cause the fund's expenses to exceed the expense limitations in effect at the time of recovery, if any.

(5) Columbia has waived, reduced or otherwise agreed to reduce its compensation.

(6) Before the fee based on the asset charge is paid, it is adjusted for the fund's investment performance relative to a Performance Incentive Adjustment Index ("PIA Index"). The adjustment will be determined monthly by measuring the percentage difference over a rolling 12-month period (subject to earlier determination under certain circumstances) between the annualized performance of one Class A share of the fund and the annualized performance of the PIA Index ("performance difference"). The performance difference is then used to determine the adjustment rate.

               DESCRIPTION OF PRIOR AND NEW SUBADVISORY AGREEMENTS

          The terms of the prior and new subadvisory agreements are substantially similar and are described below. For convenience, and except when noting differences between the agreements, the agreements are generally, collectively referred to as the "subadvisory agreement" and the subadvisers are generally, collectively referred to as the "subadviser."

          DUTIES OF THE SUBADVISER. The subadviser manages the investment and reinvestment of the assets of the fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the fund consistent with its investment objective and policies as described in the then current registration statement of the fund. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully. In the case of the prior subadvisory agreement with CMA, the subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the conduct of the investment affairs of the fund, and, in the case of the new subadvisory agreement with Columbia, the subadviser also furnishes all other personnel and equipment necessary for the efficient conduct of the investment affairs of the fund. In addition the subadviser maintains all accounts, books and records required to be maintained by an investment adviser to a registered investment company under the 1940 Act and the Advisers Act.

          BROKERAGE TRANSACTIONS. The subadviser selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions if applicable. The subadviser may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either the particular transaction or the subadviser's overall responsibilities with respect to accounts managed by the subadviser.

          The prior subadvisory agreement with CMA, but not the new subadvisory agreement with Columbia, provides that, in the event that the subadviser delegates to one of its affiliates the discretion to select brokers and determine the commissions, pricing and timing of transactions effected for the fund, the subadviser may share with such affiliate for the benefit of the affiliate's other clients any such brokerage and research services that the subadviser obtains from broker-dealers.

          The new subadvisory agreement, but not the prior subadvisory agreement, provides that the subadviser may use for the benefit of its other clients and make available to its affiliated companies the brokerage and research services obtained from brokers or dealers as described above.

          TERM. The subadvisory agreement initially continues in effect for a period of no more than two years from the later of the date of its execution or its approval by the Board and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees, or (b) by the vote of a "majority of the outstanding voting securities" of the fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

          Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the fund if a majority of the outstanding voting securities of the fund votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of: (a) any other fund affected by the agreement, or (b) all of the funds of JHF II.

          If the outstanding voting securities of the fund fail to approve any continuance of the subadvisory agreement, the subadviser will continue to act as subadviser with respect to the fund pending the required approval of the continuance of the agreement or a new agreement with either the subadviser or a different subadviser, or other definitive action.

          TERMINATION. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to JHF
II. The following parties or others may terminate the agreement:

          -    the Board of Trustees of JHF II;

          - the holders of a majority of the outstanding voting securities of the fund;

          -    the Adviser; and

          -    the subadviser.

The subadvisory agreement will automatically terminate in the event of its assignment.

          AMENDMENTS. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Trustees and by the vote of a majority of the Independent Trustees. Any required shareholder approval of any amendment will be effective with respect to the fund if a majority of the outstanding voting securities of the fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other fund affected by the amendment or (b) all of the funds of JHF II.

          As described above, pursuant to an SEC order and with respect to subadvisers that are not affiliates of JHF II or the Adviser, the Adviser is permitted to appoint a new subadviser for a fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHF II is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

          LIABILITY OF SUBADVISER. Neither the subadviser nor any of its directors, officers or employees will be liable to the Adviser or JHF II for any error of judgment or mistake of law or for any loss suffered by the Adviser or JHF II resulting from its acts or omissions as subadviser to the fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence (negligence in the case of the new subadvisory agreement with Columbia) in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

          CONSULTATION WITH SUBADVISERS TO THE FUNDS. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisers to the fund, (b) subadvisers to other funds and (c) subadvisers to funds under common control with the fund.

          PROXY VOTING. The subadviser agrees to vote all proxies received in connection with securities held by the fund in accordance with JHF II's proxy voting policies and guidelines, which policies and guidelines incorporate the subadviser's own internal proxy voting policies and guidelines.

          The prior subadvisory agreement with CMA, but not the new subadvisory agreement with Columbia, provides that the subadviser may delegate its duty to vote proxies received in connection with securities held by the fund to the personnel of one or more of the subadviser's affiliates.

          CONFIDENTIALITY OF JHF II PORTFOLIO HOLDINGS. The subadviser is required to treat JHF II portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.

          COMPLIANCE POLICIES. The subadviser agrees to provide the Adviser with its written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Advisers Act. Throughout the term of the agreement, the subadviser will provide the Adviser with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Adviser may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act.


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